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                                                                   EXHIBIT 16(a)

                         MONEY MARKET YIELD QUOTATIONS

                  Group Universal Annuity Prospectus (8-fund)


CONTRACT CHARGE CALCULATION

         Annual Rate                                                7-Day Rate
         -----------                                                ----------

         0.146 (from Fee Table) x 7/365 =                           0.00280%


CURRENT YIELD QUOTATION
-----------------------

         2.353605                                     Beginning unit value 12/24/97

 -       2.355428                                     Ending Unit value 12/31/97
         --------

         0.001823                                     difference (A)
==================

         2.354517                                     Average unit value

 x       0.0028%                                      7-day rate
         -------

         0.000066                                     Contract charges (B)
==================

         0.001823                                     (A)
 -       0.000066                                     (B)
         --------

         0.001757                                     difference
-:-      2.353605                                     divided by Beginning Unit Value
         --------

         0.000747                                     Base Period Return
 x            365                                     multiplied by 365 days
         --------

           0.2727
-:-             7                                     divided by 7 days
         --------

             3.90%                                    Current Yield


EFFECTIVE YIELD QUOTATION
-------------------------

Base Period Return
               365/7
(0.000763 + 1)       - 1 =  3.97%                     Effective Yield